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                        INDEPENDENT AUDITORS' CONSENT


Gamma Biologicals, Inc.

     We consent to the incorporation by reference in Registration Statement No. 33-44950 on Form S-8, Registration Statement No. 333-01147 on Form S-8 and Registration Statement No. 333-40367 on Form S-8 of Gamma Biologicals, Inc. of our report dated May 22, 1998, incorporated by reference in the Annual Report on Form 10-K of Gamma Biologicals, Inc. for the year ended March 31, 1998.






/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 26, 1998